Exhibit 1.1

Ryman Hospitality Properties, Inc.

Common Stock

ATM EQUITY DISTRIBUTION AGREEMENT

May 27, 2021

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

BTIG, LLC
65 East 55th Street
New York, New York 10022

Capital One Securities, Inc.
201 St. Charles Ave, Suite 1830
New Orleans, Louisiana 70170

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10172

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

Ladies and Gentlemen:

Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Deutsche Bank Securities Inc., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as sales agents and/or principals (each, an “Agent”, and collectively, the “Agents”), up to 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the terms set forth in this ATM Equity Distribution Agreement.  The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof.  References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity Distribution Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3ASR (File No. 333-235419), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), and such registration statement became automatically effective upon filing with the Commission on December 9, 2019.  The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus filed as part of such shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(o) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”.  The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent(s).

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued at or prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(o) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agent(s) pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agent(s), as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.  Representations and Warranties.  The Company represents and warrants to the Agents at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(p) hereof), each Company Periodic Report Date (as defined in Section 3(o) hereof), each Company Earnings Report Date (as defined in Section 3(p) hereof), each Request Date (as defined in Section 3(p) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(i)          Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Company meets the requirements for use of Form S-3ASR under the 1933 Act.  Each of the Registration Statement and any post-effective amendment thereto has been declared by the Commission, or otherwise become, effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied in all material respects with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)          Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which there were made, not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the names of the Agents appearing in the Prospectus and in the General Disclosure Package and the information set forth in the sixth paragraph appearing in the Prospectus under the heading “Plan of Distribution; Conflicts of Interest” (collectively, the “Agent Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified.  Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)          Company Not Ineligible Issuer.  (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 and has been and continues to be a “well-known seasoned issuer,” as defined in Rule 405.

(v)          Financial Statements.  The financial statements of the Company and its subsidiaries, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis, except as otherwise stated therein.  The summary historical consolidated financial data in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements incorporated by reference therein, except as otherwise stated therein.  The interactive data in eXtensible Business Reporting Language include or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rule and guidelines applicable thereto.  Any pro forma financial statements and related notes included in the Registration Statement, the General Disclosure Package or the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and, subject to such rules and guidelines, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Ernst & Young LLP (the “Independent Accountants”) is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations promulgated thereunder and the Public Company Accounting Oversight Board (United States) as required by the 1933 Act.

(vi)          No Material Adverse Change.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, after March 31, 2021: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; and (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

(vii)          Organization of the Company and Subsidiaries.  Each of the Company and its subsidiaries is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable, and has all requisite power and authority, corporate or other, to own its properties and conduct its business as now conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation or company, as applicable, in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(viii)          Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to this Agreement, employee benefit plans, or upon the exercise of outstanding options).  The outstanding shares of capital stock of the Company and its subsidiaries that are corporations have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding capital stock of the Company or its subsidiaries that are corporations were issued in violation of any preemptive or other similar rights.  All of the outstanding shares of capital stock or other equity interests of the Company and of each of its subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions (other than those, in the case of any capital stock or other equity interests of the Company and its subsidiaries, imposed pursuant to the Company’s credit facility) on transferability (other than those imposed by the 1933 Act and the securities or “blue sky” laws of certain jurisdictions) or voting.  Except as set forth in the Registration Statement, the General Disclosure Package, the Prospectus, and for equity grants made after March 31, 2021 pursuant to the plans disclosed therein, there are no outstanding (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company and its subsidiaries.  Except for its subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity, other than its interests in JetRight IV, LLC, Circle Media, LLC f/k/a New Country Ventures, LLC and Moonshine Broadway, LP.

(ix)          Authorization of this Agreement.  The Company has all requisite power and authority to execute, deliver and perform its obligations, as the case may be, under this Agreement and to consummate the transactions contemplated hereby.  This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company, and this Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.  This Agreement has been duly executed and delivered by the Company.

(x)          Authorization and Description of Shares.  The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued or, as applicable, allotted and fully paid and non-assessable and will not be subject to any preemptive rights, resale rights, rights of first offer or refusal or other similar rights.  The Shares will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; and the certificates for the Shares, if any, are in due and proper form.  No holder of Shares will be subject to personal liability by reason of being such a holder, except for the purchase price required to be paid for the Shares upon acquisition.

(xi)          Registration Rights.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and properly waived, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or the Prospectus or otherwise by the Company under the 1933 Act or to have securities included as part of this offering.

(xii)          Absence of Violations, Defaults and Conflicts.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares to or through the Agents) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract (as defined below), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of its subsidiaries, (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange (“NYSE”)), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares to or through the Agents) will not constitute an event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries, except for any such event or condition that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiii)          Absence of Labor Dispute.  There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened.

(xiv)          Absence of Proceedings.  There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property or assets of the Company or any of its subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder, or the consummation of the other transactions described in the Registration Statement, the General Disclosure Package and the Prospectus.

There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, against or involving the Company or any subsidiary or any of their respective properties or assets before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) that would be required to be described in a prospectus pursuant to the 1933 Act that are not described in the Registration Statement, the General Disclosure Package and the Prospectus, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the 1933 Act that are not described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv)          Accuracy of Exhibits. There are no contracts or other documents that as of the filing dates of the Company’s most recent annual and quarterly reports filed pursuant to Section 13 or 15(d) of the 1934 Act would be required to be filed as exhibits to such reports pursuant to Item 601 of Regulation S-K that have not been so filed.

(xvi)          Absence of Further Requirements.  No consent, approval, authorization or order of, or registration or filing with, any court or any governmental or regulatory authority or agency or any self-regulatory organization or other non-governmental regulatory authority, is required for the issuance and sale by the Company of the Shares to the Agent or the execution, delivery and performance of this Agreement, or consummation by the Company of the other transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus, except (i) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable state securities laws or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent, (ii) as may be required for registration of the Shares under the 1933 Act, which has been effected, and (iii) that have been obtained, including the approval for listing and/or qualification of the Shares for trading on the NYSE, subject only to a notice of issuance at or prior to the applicable Settlement Date.  None of the Company or its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(xvii)          Possession of Licenses and Permits.  Each of the Company and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows revocation or termination thereof except where the failure to perform or fulfill its obligations would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)          Title to Property.  Each of the Company and its subsidiaries has good and valid title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by it and good and valid title to a leasehold estate in the real and personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.  All leases, contracts and agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or subsidiary and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(xix)          Possession of Intellectual Property.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect. None of the Company or its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to have a Material Adverse Effect.

(xx)          Environmental Laws.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect (A) none of the Company or its subsidiaries is in violation of any Environmental Laws (as defined below), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, (B) none of the Company or its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its subsidiaries is in violation of any Environmental Laws; (C) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or the release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company or its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending, or to the knowledge of the Company and its subsidiaries, threatened against the Company and its subsidiaries or any person or entity whose liability for any Environmental Claim the Company, or its subsidiaries has retained or assumed either contractually or by operation of law; and (D) to the knowledge of the Company and its subsidiaries, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environmental Laws” means any applicable federal, state, local and foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to (i) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”) into the environment, and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

From time to time, in the ordinary course of its business, the Company conducts a review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except to the extent otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxi)          Accounting Controls and Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act), which: (i) are designed to ensure that information required to be disclosed by the Company, including its subsidiaries, in the reports that the Company files or submits under the 1934 Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission, and (iii) are effective in all material respects in providing reasonable assurance that information required to be disclosed by the Company in the reports that the Company files or submits under the 1934 Act is recorded, processed, summarized and reported as appropriate to allow timely decisions regarding disclosure within the time periods specified in the Commission’s rules and forms.

The Company maintains a system of internal control over financial reporting that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Since the date of the most recent balance sheet of the Company and its subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) none of the Company or its subsidiaries has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any subsidiary to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company or any subsidiary, and (ii) since that date, there have been no significant changes in internal controls or in other factors that would materially adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  Since the date of the most recent balance sheet of the Company and its subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, there have been no significant changes in the Company’s internal control over financial reporting that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxii)          Compliance with the Sarbanes-Oxley Act.  Except with respect to past non-timely filings of reports required by Section 16 of the 1934 Act by certain of the Company’s officers and directors, the Company and, to the Company’s knowledge, its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective as of the date hereof.

(xxiii)          Payment of Taxes.  Each of the Company and its subsidiaries has filed all necessary federal income tax returns, and all material state and foreign income and franchise tax returns, or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar material assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Each of the Company and its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(v) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(xxiv)          ERISA.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any subsidiary is a member. No “reportable event” (as defined under ERISA), other than in connection with the Company’s and its subsidiaries’ conversion to a real estate investment trust, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any subsidiary or any of their respective ERISA Affiliates. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no “employee benefit plan” established or maintained by the Company, any subsidiary or any of their respective ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would be material to the Company, any subsidiary or any of their respective ERISA Affiliates. None of the Company, any subsidiary or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any subsidiary or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not result in a material liability to the Company, any subsidiary or any of their respective ERISA Affiliates.

(xxv)          Business Insurance.  The Company and its subsidiaries are self-insured or are insured by recognized, and to the Company’s knowledge, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company or any subsidiary against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxvi)          Investment Company Act.  The Company and its subsidiaries have been advised of the rules and requirements of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”). None of the Company or its subsidiaries is, and solely after giving effect to the sale of the Shares as contemplated by this Agreement and the use of proceeds therefrom, none will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(xxvii)          Absence of Manipulation.  None of the Company or its subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares or a violation of Regulation M under the 1934 Act.

(xxviii)          Foreign Corrupt Practices Act.  Neither the Company or its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate (as defined below) or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the Company or any of its subsidiaries; (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA, or any applicable anti-bribery and anticorruption laws or regulations to which the Company or any of its subsidiaries, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject.  The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain and enforced and will continue to maintain and enforce policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(xxix)          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries, and any applicable international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxx)          OFAC.  Neither the Company or its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent or Affiliate of the Company, any of its subsidiaries or other person or entity benefiting in any capacity in connection with this Agreement, is currently subject to or the target of any sanctions administered or imposed by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea) (each, a “Sanctioned Country”); none of the Company or its subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an agent, underwriter, advisor, investor or otherwise) of Sanctions.

(xxxi)          Statistical and Market-Related Data.  The statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxii)          Approval of Listing.  The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act, been listed, and the Shares have been approved for listing, subject to official notice of issuance at or prior to the applicable Settlement Date, on the NYSE, and the Company has taken no action designed to terminate the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xxxiii)          Distributions.  No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(xxxiv)          Finder’s Fees. None of the Company or its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any subsidiary or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.

(xxxv)          Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the 1933 Act to be described pursuant to Section 404 of Regulation S-K in an Annual Report on Form 10-K that is not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxvi)          Actively-Traded Security.  The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxvii)          No Loans.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

(xxxviii)          Liabilities, Distributions, Capital Stock and MAE.  Since the date of the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus, except as described therein, (i) none of the Company or its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole, (ii) none of the Company or its subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company); (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or its subsidiaries; and (iv) no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(xxxix)          REIT Qualification.  The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code for all taxable years ended on or prior to December 31, 2020, beginning with its taxable year that began on January 1, 2013 and ended on December 31, 2013, and its current and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2021 and thereafter (based on current law); all statements in the Registration Statement, the General Disclosure Package and the Prospectus regarding the Company’s qualification and taxation as a real estate investment trust are correct in all material respects; the Company presently intends to continue to qualify as a real estate investment trust under the Code this year and for all subsequent years, and the Company does not know of any existing condition that would cause or is likely to cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2021 or anytime thereafter.

(xl)          Cybersecurity.  Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus (i) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data. The Company has implemented backup and disaster recovery technology that are reasonably adequate for its business.

Any certificate signed by any officer or other representative of the Company or any of its subsidiaries delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

Section 2.  Sale and Delivery of Shares.

(a)          Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Shares through the applicable Agent(s) acting as sales agent or directly to the applicable Agent(s) acting as principal from time to time.  Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)          The Shares are to be sold to an Agent on an agented basis on any business day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 3 and 5 hereof.  On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction.  On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Shares as sales agent will be made.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of the Agents are acting for the Company in a capacity other than as Agent under this Agreement.  Each of the Company and the Agents acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares and (B) no Agent will incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(c)          The Company or the Agent through whom the sale of Shares are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(d)          The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices.  The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price for such Shares.  The Company may sell Shares to an Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, agency or regulatory body or entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”).  The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made.  Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(e)          If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)          Under no circumstances shall the aggregate number of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the number of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing.  In addition, under no circumstances shall any Shares with respect to which an Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing, which such minimum price shall not be lower than the minimum price designated by the Company’s Board of Directors in connection with the authorization of the transactions contemplated by this Agreement.  The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g)          If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h)          Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent(s) (each such day, a “Settlement Date”).  On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commissions to which it would otherwise be entitled absent such default.

(i)          Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)          Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 3(p), (q) and (r), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(u) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 3(p), (q) and (r), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)          The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent(s) agree as set forth below.  Shares purchased from the Company by the applicable Agent(s), individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s) and the Company as evidenced by a Terms Agreement.  The applicable Agent(s)’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth.  At the time of each Terms Agreement, the applicable Agent(s) shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 3(p), (q) and (r), respectively, hereof.  In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3.  Covenants.   The Company covenants with each Agent as follows:

(a)          Compliance with Securities Regulations and Commission Requests.  The Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agent(s)), (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information that relates to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company agrees to use its commercially reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s) written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Agent(s), as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or such Agent(s), as the case may be, or counsel for the Agents shall reasonably object within a reasonable time following the receipt thereof.

(c)          Filing or Use of Amendments and Supplements.  During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 153 of the 1933 Act Regulations (“Rule 172” and “Rule 153”, respectively)) to be delivered under the 1933 Act, the Company will not file any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares) unless the Company has given the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(o) hereof, or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, and will furnish the Agents or such Agent(s), as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or such Agent(s), as the case may be, or counsel for the Agents shall reasonably object within a reasonable time following receipt thereof.

(d)          Delivery of Registration Statements.  The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts.  The conformed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Delivery of Prospectuses.  The Company will furnish to the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 or Rule 153, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agent(s), as the case may be, may reasonably request.  The Company will also furnish, upon reasonable request of the Agents or such Agent(s), as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market.  The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)          Reporting Requirements.  The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172 or Rule 153, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.  Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)          Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s) to qualify the Shares for offering and sale under the applicable securities laws of such states and U.S. jurisdictions as the Agents or such Agent(s), as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)          Earnings Statement.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)          Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)          Listing.  The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, the NYSE.

(k)          Notice of Certain Actions.  During each period commencing on the date of each instruction delivered by the Company pursuant to Section 2(b) and ending after the close of business on the last Settlement Date with respect to the applicable instruction, the Company will not, without the prior written consent of the Agents, unless it gives the Agents at least five business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing (except with respect to a registration statement on Form S-8 related to an equity benefit plan) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Stock issued pursuant to any non-employee director share plan or distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Common Stock issued upon exercise or conversion of outstanding securities referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any direct or indirect offers, negotiations or discussions of transactions contemplating the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including in connection with mergers, acquisitions or joint ventures.  Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)          Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the applicable Agent(s), it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that such consent shall be deemed to have been given with respect to an electronic road show.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the applicable Agent(s) as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following the issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)          No Stabilization or Manipulation.  The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)          Compliance with the Sarbanes-Oxley Act.  The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(o)          Update of Activity under this Agreement.  The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the Net Proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(p)          Delivery of Future Officers’ Certificates.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(o) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8‑K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will, upon request by the Agent(s), furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agent(s) an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate; provided, that the Company shall not be required to furnish such certificate during a Suspension Period pursuant to Section 3(w) hereof or upon any applicable waiver.  As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)          Delivery of Future Opinions and Letters of Counsel.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will, upon request by the Agents, furnish or cause to be furnished to the Agents, or, in the case of clause (A) above, the applicable Agent(s)), the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents, or, in the case of clause (A) above, such Agent(s)) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, shall furnish the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, with a letter substantially to the effect that the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance); provided, that the Company shall not be required to furnish such opinions or letters during a Suspension Period pursuant to Section 3(w) hereof or upon any applicable waiver.  As used in this Section 3(q), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)          Delivery of Future Accountants’ Letters.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will, upon request by the Agents, cause its independent accountants to furnish to the Agents, or, in the case of clause (A) above, the applicable Agent(s), a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter; provided, that the Company shall not be required to furnish such letter during a Suspension Period pursuant to Section 3(w) hereof or upon any applicable waiver.  As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(s)          Delivery of Future CFO Certificates.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will, upon request by the Agents, furnish to the Agents, or, in the case of clause (A) above, the applicable Agent(s), a CFO certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent(s), as the case may be, of the same tenor as the CFO certificate referred to in Section 5(g) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter; provided, that the Company shall not be required to furnish such letter during a Suspension Period pursuant to Section 3(w) hereof or upon any applicable waiver.  As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(t)          Trading in the Common Stock.  The Company consents to the Agents trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(u)          Non-Consummation Offer.  If, to the knowledge of the Company, any filing required by Rule 424 of the 1933 Act in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(v)          Due Diligence Review.  The Company will cooperate upon reasonable notice with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connections with offers and sales of Shares from time to time, including, without limitation, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(w)          Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents.  If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness.  The Company will use its commercially reasonable efforts to take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(x)          Suspension Period.  The Company may notify the Agents by telephone (confirmed promptly by e-mail), or by such other method as the Company and the Agents shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the second business day preceding any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date that it does not intend to sell Shares under this Agreement for the period commencing on such date and continuing until the second Trading Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement and (ii) the date the Company notifies the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares under this Agreement (a “Suspension Period”) provided that such suspension shall not affect or impair the Agents’ obligations with respect to any Shares sold hereunder prior to the receipt of such notice. During any such Suspension Period, the Company’s obligations to provide certificates pursuant to Section 3(p) hereunder, legal opinions and letters pursuant to Section 3(q) hereunder, and letters from independent accountants pursuant to Section 3(r) hereunder shall be suspended and waived. Upon termination of a Suspension Period, no Agent shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company performs its obligations hereunder, and satisfies the additional conditions contained herein, including delivery of all such deliverables to the Agents required pursuant to Sections 3(p), 3(q) and 3(r) hereunder or otherwise reasonably requested by the Agents, and subject to completion by the Agents of their customary due diligence update.

Section 4.  Payment of Expenses.

(a)          Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, the review by FINRA of the terms of sales of Shares (not to exceed $10,000), (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (x) the expenses described in Section 4(b) hereof and (xii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(ii) hereof.

(b)

(i)          The Company shall pay for all reasonable fees and disbursements of one counsel for the Agents incurred in connection with the offering contemplated by this Agreement, each Terms Agreement, and the transactions contemplated hereby and thereby, whether or not such transactions are consummated or this Agreement is terminated (collectively, the “Expenses”). Such Expenses shall be billed by the counsel for the Agents to the Company upon execution of this Agreement and thereafter on a quarterly basis and paid promptly.

(ii)          On the earliest of (i) November 27, 2022, (ii) the 30th day after the Shares having an aggregate gross sales price of $150,000,000 have been sold pursuant to this Agreement, or (iii) the date this Agreement has been terminated (the earliest of such dates, the “Reimbursement Date”), each of the Agents shall reimburse the Company such Agent’s pro rata share of the Expenses, based on the gross sales of each of the Agents, which amount shall decrease on a straight-line basis from 100% of the Expenses if the Shares having an aggregate gross sales price of $150,000,000 have been sold pursuant to this Agreement, to 0% of the Expenses if no Shares have been sold pursuant to this Agreement.

(iii)          On an annual basis following the Reimbursement Date, each of the Agents shall reimburse the Company such Agent’s pro rata share of Expenses for such year, based on the gross sales of each of the Agents during such year.

(iv)          In the event that the aggregate gross sales price of all Shares that have been sold pursuant to this Agreement sold on or prior to November 27, 2022 is less than $150,000,000, then prior to the incurrence of any additional Expenses thereafter but after payment by the Company of Expenses pursuant to clause (i) above and reimbursement of Expenses, if any, by the Agents, as applicable, pursuant to clause (ii) above, the Company and the Agents agree to negotiate in good faith an arrangement for the reimbursement of any additional Expenses incurred after November 27, 2022.

Section 5.  Conditions of Agents’ Obligations.  The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement and Filing of Prospectus.  The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement has been declared effective by the Commission, or otherwise become effective.  The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents.  The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)          Opinion of Counsel to the Company.  On the date of this Agreement, the Agents shall have received the favorable opinion and negative assurance letter, dated such date, of Bass, Berry & Sims PLC counsel for the Company, in form and substance reasonably satisfactory to the Agents.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)          Opinion of Counsel for the Agents.  On the date of this Agreement, the Agents shall have received the favorable opinion and negative assurance letter, dated such date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, in form and substance reasonably satisfactory to the Agents.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)          Accountants’ Letter.  On the date of this Agreement, the Agents shall have received a letter from Ernst & Young LLP, dated such date, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)          Officer’s Certificate on Size of ATM Program.  On the date of this Agreement, the Company shall have furnished to the Agents a certificate of an executive officer of the Company, dated such date, in a form reasonably satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance at or prior to the applicable Settlement Date, on the NYSE.

(f)          Officers’ Certificate for the Company.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, on the date of this Agreement there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to their knowledge, contemplated by any governmental entity.

(g)          CFO Certificate.  On the date of this Agreement, the Company shall have furnished to the Agents a certificate of its Chief Financial Officer, dated such date, in form and substance reasonably satisfactory to the Agents.

(h)          Listing.  The Shares shall have been approved for listing, subject to official notice of issuance at or prior to the applicable Settlement Date, on the NYSE.

(i)          Additional Documents.  On the date of this Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(j)          Termination of this ATM Equity Distribution Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent(s) by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 9, 12, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.  Indemnification.

(a)          Indemnification of the Agents.  The Company agrees to indemnify and hold harmless each Agent, its directors, officers, employees and affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), selling agents and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)          against any and all loss, liability, claim, and damage whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the Agent Information.

(b)          Indemnification of the Company, Directors and Officers.  Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case, in reliance upon and in conformity with the Agent Information.

(c)          Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, from the applicable offering of Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the applicable offering of Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from such offering of Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total commissions or discounts received by the applicable Agent(s), on the other hand.

The relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or discounts received by such Agent in connection with Shares placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, directors, officers, employees and selling agents shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed by it in the applicable offering.

Section 8.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Agent or its directors, officers, employees, affiliates or selling agents, any person controlling such Agent, or the Company or its employees, officers or directors, or any person controlling the Company and (ii) delivery of and payment for the applicable offering of Shares.

Section 9.  Termination.

(a)          This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon the giving of prior written notice to the other parties hereto.

(b)          The applicable Agent(s) may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agent(s), since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or in the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(c)          If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)          if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)          if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default.  In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)          In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 9, 12, 13, 14, 15 and 16 hereof shall remain in effect.

Section 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agents shall be delivered or sent to (A) Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, NY 10005, attention of General Counsel (facsimile: (646) 374-1071), (B) BofA Securities, Inc., One Bryant Park, New York, NY 10036, to the attention of ATM Execution (email: dg.atm@execution@bofa.com), (C) BTIG, LLC, 65 East 55th Street, New York, NY 10022, to the attention of ATM Trading Desk (email: BTIGUSATMTrading@btig.com with a copy to IBLegal@btig.com), (D) Capital One Securities, Inc., 201 St. Charles Ave, Suite 1830, New Orleans, LA 70170, to the attention of Gabrielle Halprin (email: Gabrielle.Halprin@capitalone.com), (E) Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, to the attention of Northon Melo (email: northon.melo@ca-cib.com with a copy to equitycapitalmarkets@ca-cib.com), (F) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, to the attention of Equity Syndicate Desk (facsimile: 212-622-8358), (G) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, to the attention of the General Counsel, Global Equities (email: brad.cole@raymondjames.com), (H) Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, NY 10281, to the attention of Equity Capital Markets (email: us.ecm@scotiabank.com or us.legal@scotiabank.com), (I) SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, to the attention of Michelle Petropoulos (email: mpetropoulos@smbcnikko-si.com), (J) TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, to the attention of Equity Capital Markets (email: USTMG@tdsecurities.com), (K) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, NY 10001, to the attention of Equity Syndicate Department (facsimile: 212-214-5918); and notices to the Company shall be directed to it at: Ryman Hospitality Properties, Inc., One Gaylord Drive, Nashville, Tennessee 37214, attention of Scott J. Lynn (email: SLynn@rymanhp.com), with a copy to Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201, attention of F. Mitchell Walker, Jr. (email: MWalker@bassberry.com).

Section 11.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agent(s), on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agent(s) have advised or are currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.  Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 14.  Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.  GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16.  Consent to Jurisdiction.  Any legal or regulatory suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18.  Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 19.  Counterparts and Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement.  Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 20.  Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow each Agent to properly identify its clients.

Section 21.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

RYMAN HOSPITALITY PROPERTIES, INC.

By	/s/ Mark Fioravanti
Name: Mark Fioravanti
Title: President and Chief Financial Officer

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By	/s/ John Perry
Authorized Signatory
Name: John Perry
Title: Director

By	/s/ Samir Abu-Khadra
Authorized Signatory
Name: Samir Abu-Khadra
Title: Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By	/s/ Jeff Horowitz
Authorized Signatory

Name: Jeff Horowitz
Title: Managing Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BTIG LLC

By	/s/ Joseph Passaro
Joseph Passaro, Managing Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CAPITAL ONE SECURITIES, INC.

By	/s/ Greg Horstman
Authorized Signatory

Name: Greg Horstman
Title: Managing Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CREDIT AGRICOLE SECURITIES (USA), INC.

By	/s/ Jean S. Bel
Authorized Signatory

Managing Director
Co-Head GIB Americas

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC

By	/s/ Stephanie Little
Stephanie Little, Executive Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By	/s/ Brad Butcher
Brad Butcher, Managing Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

SCOTIA CAPITAL (USA) INC.

By	/s/ John Cronin
John Cronin, Managing Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

SMBC NIKKO SECURITIES AMERICA, INC.

By	/s/ Michelle Petropoulos
Authorized Signatory
Name: Michelle Petropoulos
Title: Managing Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

TD SECURITIES (USA) LLC

By	/s/ Brad Limpert
Brad Limpert, Managing Director

[Signature Page – ATM Distribution Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Elizabeth Alvarez
Authorized Signatory
Name: Elizabeth Alvarez
Title: Managing Director

[Signature Page – ATM Distribution Agreement]

Annex I

Ryman Hospitality Properties, Inc.

Common Stock

TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and  subject to the terms and conditions, stated herein and in the ATM Equity Distribution Agreement, dated May 27, 2021 (the “Distribution Agreement”), between the Company and the agents party thereto, to issue and sell to [•] [and [•]] as principal for resale ([collectively,] the “Agent[s]”), and the Agent[s] [severally] agree[s] to purchase from the Company, the Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Agent[s] the option to purchase the additional Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case]* on the terms specified in Schedule A hereto.   Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Distribution Agreement.

[The Company grants an option to the Agent[s, severally and not jointly,] to purchase up to an additional [•] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Agent[s] to the Company setting forth the number of Option Securities as to which the [several] Agent[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Agent[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below).  [If the option is exercised as to all or any portion of the Option Securities, each of the Agents, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Agent bears to the total number of Initial Securities, subject, in each case, to such adjustments as [•] in its sole discretion shall make to eliminate any sales or purchases of fractional shares.]  For purposes of clarity, the parties hereto agree that the officers’ certificate, CFO certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(p), (q) and (r), respectively, of the Distribution Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, or at such other place as shall be agreed upon by the Agent[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Distribution Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Agent[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Agent[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above‑mentioned offices, or at such other place as shall be agreed upon by the Agent[s] and the Company, on each Date of Delivery as specified in the notice from the Agent[s] to the Company.

Annex I

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Agent[s for their respective accounts for the Securities to be purchased by them].  [It is understood that each Agent has authorized [•] as representative of the Agents, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  [•], individually and not as representative of the Agents, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Agent whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Agent from its obligations hereunder.]

Each of the provisions of the Distribution Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Ryman Hospitality Properties, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

[Agent[s]]

By:
Name:
Title:

*          Include only if the Agent[s][has][have] an option to purchase additional Common Stock from the Company.

30668356.9

Annex I